Exhibit 99.1 Press release of the Registrant dated December 14, 1998.


   Microsoft Invests $200 Million in Qwest; Qwest to Deliver Complete Line of
          Electronic Commerce, Enterprise Network and Managed Software
                      Solutions Based on Windows NT Server

REDMOND, Wash. -- Dec. 14, 1998 -- Microsoft Corp. and Qwest Communications International Inc. today announced a strategic relationship that will redefine the boundaries for electronic commerce, Web hosting and other mission-critical business software applications and services. This relationship will enable businesses to have high-speed network services that maximize network resources, reduce costs, generate new sources of revenue and optimize management of computing operations. The Qwest service, built on the Microsoft(R) Windows NT(R) Server operating system and Qwest's Internet Protocol (IP)-based fiber optic network, is designed for businesses of all sizes.

To accelerate Qwest's time-to-market with business services, Microsoft will license a broad range of its software to Qwest. In addition, Microsoft will become a shareholder in Qwest by purchasing $200 million of Qwest's common stock at $45 per share.

Beginning in the second quarter of 1999, Qwest will offer businesses a complete, single-source high-speed service that is scalable and secure. Qwest's high-speed network will also support the development, integration and maintenance of advanced hosting services, including dedicated electronic commerce, Web application hosting, streaming media, managed software services and virtual private networking built on Microsoft platforms. Qwest will create a new business unit focused on the new markets starting in January 1999.

Qwest expects the new service to generate approximately $150 million in revenues during the first two years, most of it in 2000. Qwest also expects the earnings before income taxes plus depreciation and amortization (EBITDA) for this business to be slightly negative in 1999 and slightly positive in 2000, and capital expenditures to total approximately $150 million in the first two years.

"Qwest is confident that, by working with Microsoft, we will further the development of broadband applications and accelerate growth in the adoption of complete Web-enabled solutions. We will help drive the availability of applications at performance and pricing levels that will significantly enhance the productivity of businesses," said Joseph P. Nacchio, president and CEO of Qwest Communications. "By working with Microsoft and its distribution channels, we believe that we will be able to accelerate by as much as 12 months our own plans for the delivery of Web-enabled applications."

"Microsoft is pleased to have this opportunity to work closely with Qwest in shaping this new end-to-end network service. We are investing in the company and its approach because we think this innovative broadband solution has the potential to bring enormous benefit to customers," said Steve Ballmer, president of Microsoft. "We believe this strategic relationship demonstrates that Windows NT Server meets communications companies' needs for a stable, secure and scalable solution to deliver a wide range of new network services."

The network service will offer businesses new ways to acquire advanced communications services. For example, Qwest will deliver new services, such as instant technology upgrades and usage-sensitive billing, which will help businesses realize a quick return on their investment. The spectrum of advanced services offered will include the following:

Dedicated electronic commerce, offering businesses an easy-to-use, customized system that will allow business partners to purchase goods and services and monitor order status in a secure, high-speed network environment. Qwest's service offering will help companies more rapidly deploy electronic commerce solutions and begin realizing the cost-efficiencies associated with Web-enabling sales, transactions, business supply chains and inventory management. Web application hosting, allowing companies to migrate mission-critical business applications such as electronic mail, human resources, finance and other operations to secure off-site servers with high-speed access and a single point of contact for around-the-clock customer support. Aside from the Microsoft product line, businesses will also have the flexibility to deploy Windows NT Server-based industry applications with increased functionality and reliability. Streaming media, providing businesses with a scalable, on-demand delivery capability that will enable distribution of images to single and multiple locations to support videoconferencing, PC-to-PC conferencing and video distribution services. Managed software services, providing a complete outsourced solution of platforms, tools and utilities to enable the enterprise IT organization to effectively and efficiently provide for asset management, software distribution and management, network management, network performance tuning and desktop management. Virtual Private Networking (VPN) and Virtual Private Dial-up Networking, offering businesses an end-to-end solution to connect their LANs, hosting sites, business partners, branch offices, telecommuters and mobile employees in an integrated, secure and simple manner.



                                       ###

About Qwest

Qwest Communications International Inc. (Nasdaq: QWST) is a leader in reliable and secure broadband Internet-based data, voice and image communications for businesses and consumers. Headquartered in Denver, Qwest has more than 8,000 employees and 80 sales offices in North America, Europe and Mexico. The Qwest Macro Capacity (SM) Fiber Network, designed with the newest optical networking, will span more than 18,500 route miles in the United States when it is completed in mid-1999.

About Microsoft

Founded in 1975, Microsoft (Nasdaq: MSFT) is the worldwide leader in software for personal computers. The company offers a wide range of products and services for business and personal use, each designed with the mission of making it easier and more enjoyable for people to take advantage of the full power of personal computing every day.

                                    #########

This release may contain forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest and Microsoft with the SEC, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, dependence on new product development, rapid technological and market change, financial risk management and future growth subject to risks. Other risk factors include satisfactory negotiation of certain licensing arrangements and satisfactory resolution of software delivery and systems integration deliverables. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements issued by Qwest or persons acting on its behalf. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Microsoft and Windows NT are either registered trademarks or trademarks of Microsoft Corp. in the United States and/or other countries.

The Qwest logo is a registered trademark of Qwest Communications International Inc. in the U.S. and certain other countries.

Other product and company names herein may be trademarks of their respective owners.
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Contact Information:

Media Contact:           Investor Relation Contact:       Waggener Edstrum for Microsoft Contact:
Qwest Communications     Qwest Communications             Waggener Edstrum for Microsoft
Tyler Gronbach           Lee Wolfe                        Judi Meinhalt
(303) 886-0814           (800) 567-7296                   (408) 986-1140
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